Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement on Form SB-2 of our report dated February 25, 2005, which appears on page F-2 for the year ended December 31, 2004, and to reference to our Firm under the caption “Experts” in the prospectus.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

July 8, 2005